Exhibit 99.2

Faraday Future Hosts 919 Futurist Day Co-Creation Celebration and Announces New Business Initiatives
as well as Positive Progress on FF 91 Production and Vehicle Delivery

●	919 Futurist event participants gathered on Sunday to celebrate co-creation activities, exotic cars, and a toy drive with support from the Purist Group

●	FF held a special business update on September 19th where FF leadership announced FF 91 production and delivery updates, significant progress made in the areas of product capability enhancement, product testing, supply chain, manufacturing, sales, and new talent recruitment

●	FF announced technology partnership with Geely Auto whereby both parties have made substantial progress and completed the phase one technology cooperation and the planning for development of FF China business

●	FF announced a formal partnership with Palantir to accelerate FF’s mission to transform vehicle mobility and to leverage Palantir Foundry to develop disruptive products and services for the U.S. and EU.

Los Angeles, CA (September 20, 2021) - Faraday Future Intelligent Electric Inc. (“FF”) (NASDAQ: FFIE), a California-based global shared intelligent mobility ecosystem company, today announced important new business initiatives at its annual “919 Futurist Day” held jointly at its headquarters in Los Angeles, California and in China on Sunday September 19th. Hundreds of attendees representing FF users, partners, car enthusiasts as well as global FF employees and family members gathered to celebrate FF’s successes, products, technologies, people, innovation, and user-centric philosophy. 919 Futurist Day is an important platform for FF to co-create its products and services with its users. This year included FF 91 product and technology demos as well as important business updates on FF 91 progress and new business initiatives from FF management.

The event also included numerous invited VIP guests, retail investors, potential users and futurist product officers who participated in an in-depth all-round comparison experience between FF 91 and some of the most iconic automotive products and technologies in an interactive co-creation session with FF executives and designers. They were given time with the FF 91, Mercedes Benz Maybach, Rolls-Royce Cullinan and Lamborghini Urus. After comprehensive evaluations were completed by the VIPs, FF 91 was ranked first in overall sentiment.

Faraday Future’s Global CEO, Dr. Carsten Breitfeld, shared significant progress made by FF in the areas of product capability enhancement, product testing, supply chain, manufacturing, sales, business development, and top talent recruitment. Dr. Breitfeld announced FF’s unparalleled US-China dual home market strategy has also made an important breakthrough, as substantial progress is being made in the strategic cooperation between FF and Geely Holdings, which was an anchor investor in FF’s recently completed SPAC business combination, with the official completion of the first phase of technical cooperation. At present, the technical teams of both sides are closely aligned for the acceptance and development preparation of the technologies. The implementation of the technical cooperation will help drive both parties to explore further collaborations. It will also promote the growth of FF’s business in China.

Dr. Breitfeld also outlined the FF and Palantir Foundry partnership in the U.S. and EU whereby Palantir has made a strategic investment into FF and will allow FF the opportunity to leverage Palantir Foundry to develop disruptive products and services. The partnership jointly explores ambitious innovations across the value chain to advance the mobility revolution, including leveraging Palantir’s experience with leading manufacturers such as Fiat Chrysler, Faurecia, and Airbus, to accelerate the production ramp up and to drive down the costs of non-quality; leveraging Foundry’s unique analytics and modeling infrastructure to accelerate the delivery of leading edge capabilities such as autonomous driving; transforming vehicles into platforms and redefining aftersales experience and financial services; and enabling partners across the value chain to join a growing ecosystem of data and analytics across the industry.

“Our annual 919 Futurist Co-Creation Festival was a great success,” said FF Global CEO Dr. Carsten Breitfeld. “The 919-event allowed us to both announce new important information to the marketplace as well as complete our goal for the day, which was coming together with the FF community to co-create and share ideas and create value together. With the business and product updates we announced at 919, we are extremely confident that we will deliver the FF 91 Futurist on time, with high quality and strong product capability, and within 12 months of closing.”

“Many FF futurists gathered at FF’s headquarters on Sunday to witness the FF 91 being evaluated against numerous ultra-luxury top-brand vehicles. We witnessed the juxtaposition between the pinnacle of future technology and the traditional luxury strongholds, and the new generation of mobility replacing the long-standing automotive culture,” said YT Jia, Founder and CPUO of Faraday Future. “The results of this comparison showed that the FF 91 is equipped with unbeatable product and technology prowess and is the only product in the world that is one class higher than Model S/X/Plaid both in terms of performance and technology positioning. Our priority is to deliver FF91 to the hands of our global users, disrupt traditional ultra-luxury brands like Maybach, Ferrari and Bentley, and become No.1 in the global ultra-luxury user segment. This is the common mission of the Futurist Alliance.”

On this special day, FF also partnered with the non-profit organization The Purist Group to support a joint FF Toy Drive which benefits underprivileged and less fortunate children and families in Southern California communities. Attendees of the 919 event were asked to bring a new toy in order to participate in the activities, all of which will be donated to local charities through The Purist Group. As a global company based in Southern California, Faraday Future and The Purist Group are united in supporting the local communities and families.

The FF 91 Futurist Alliance Edition and FF 91 Futurist models represent the next generation of intelligent internet electric vehicle (EV) products. They are high-performance EVs, all-ability cars, and ultimate robotic vehicles, allowing users to experience the third internet living space. The models also encompass extreme technology, an ultimate user experience and a complete ecosystem.

Both models have an industry-leading 1050 horsepower, a 130kWh battery pack with immersive liquid cooling technology and 0-60 mph performance in 2.4 seconds. In addition, both employ tri-motor torque vectoring and rear wheels independently driven and controlled by dual rear motors. Both models are also equipped with the industry’s only super access point for internet connection at “light speed”, video streaming on the passenger information display, a rear intelligent internet system, an in-car video conferencing system, intelligent seamless entry, FFID face recognition, multi-touch eyes-free control, and zero gravity rear seats with the industry’s largest seating angle of 150 degrees.

A replay of the business update provided by Dr. Breitfeld is now available for viewing on the company’s investor relations page: https://investors.ff.com/events/event-details/919-futurist-day. FF also announced that it will hold an investor day in the first half of December this year.

Users can reserve an FF 91 Futurist model now via the FF intelligent APP or FF.com at: https://www.ff.com/us/reserve.

Download the new FF intelligent APP at: https://apps.apple.com/us/app/id1454187098 or
https://play.google.com/store/apps/details?id=com.faradayfuture.online.

ABOUT FARADAY FUTURE

Established in May 2014, FF is a global shared intelligent mobility ecosystem company, headquartered in Los Angeles, California. Since its inception, FF has implemented numerous innovations relating to its products, technology, business model, profit model, user ecosystem, and governance structure. On July 22, 2021, FF was listed on NASDAQ with the new company name “Faraday Future Intelligent Electric Inc.”, and the ticker symbols “FFIE” for its Class A common stock and “FFIEW” for its warrants. FF aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet and new usership models. With the ultimate intelligent techluxury brand positioning, FF’s first flagship product FF 91 Futurist is equipped with unbeatable product power. It is not just a high-performance EV, an all-ability car, and an ultimate robotic vehicle, but also the third internet living space.

FOLLOW FARADAY FUTURE:

https://www.ff.com/

http://appdownload.ff.com

https://twitter.com/FaradayFuture

https://www.facebook.com/faradayfuture/

https://www.instagram.com/faradayfuture/

www.linkedin.com/company/faradayfuture

NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FF’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: FF’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; FF’s estimates of the size of the markets for its vehicles; the rate and degree of market acceptance of FF’s vehicles; the success of other competing manufacturers; the performance and security of FF’s vehicles; potential litigation involving FF; the result of future financing efforts and general economic and market conditions impacting demand for FF’s products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statement on Form S-1 filed by Faraday Future Intelligent Electric Inc. on August 20, 2021 with the SEC and other documents filed by FF with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FF does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For Faraday Future

Investors: ir@faradayfuture.com

Media: John.Schilling@ff.com

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